UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 24, 2015

PUREBASE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-188575	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Sierra Avenue, Suite 402
Yuba City, CA 95993
(Address of principal executive offices)

Registrant’s telephone number, including area code: (530) 676-7873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Appointment of Director

On September 24, 2015 the Board of Directors of PureBase Corporation (the “Company”) appointed John Gingerich as a Director of the Company and expands the Company’s Board of Directors to four members.

Mr. Gingerich is a recognized leader within the mining and technology communities, and currently is a member of several industry and government boards and committees including the Exploration Division of the Canadian Mining Industry Research Organization (Chairman) and the Ontario Geological Survey Advisory Board (Chairman).

Mr. Gingerich, P. Geo., is a professional geophysicist (APGO) with over thirty years experience in exploration and mining industry technology. Mr. Gingerich served as a co-founder and director of East Asia Minerals Corporation and serves as a director of the Niskibi Group of Companies that are both focused on business development opportunities within the aboriginal communities. Mr. Gingerich served as a Director of Research, Technical Innovation and Exploration within the Noranda Group, where he was part of the senior management team and involved in the evaluation, acquisition, and development of mineral mining opportunities within Canada and around the world.  Mr. Gingerich also founded Geotechnical Business Solutions (GBS), a company involved in the development and financing of mining exploration opportunities and related technology. He has also been involved in Advanced Explorations and its predecessors which are also involved in evaluating mining opportunities and development since September 2004.

Item 9.01       Financial Statements and Exhibits

(d)       Exhibits

Exhibit No. Description of Exhibit

99.1	Press Release dated September 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2015	PUREBASE CORPORATION

	By:	/s/ Scott Dockter
Scott Dockter
Chief Executive Officer

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